Signature Page

The following form of signature shall follow items 79, 85, 88, 104, 110 or 132 as appropriate.

This report is signed on behalf of the registrant (or depositor or trustee).

City of: Parsippany	    State of: New Jersey
Date:    February 26, 2016


Name of Registrant, Depositor, or Trustee:


 By:  /s/ Jack R. Benintende
	Witness:  /s/ Winifred L. Mullins
	Jack R. Benintende
	    Winifred L. Mullins
      	Treasurer and Principal Financial Officer
	    Paralegal,
     	MainStay Funds Trust
	    New York Life Investment Management LLC